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                                                                   Exhibit 10.12


                               EXECUTIVE RISK INC.

                              NONEMPLOYEE DIRECTORS

                                STOCK OPTION PLAN



                                    ARTICLE I

                                     PURPOSE

                  1.1 The Executive Risk Inc. Nonemployee Directors Stock Option Plan is intended to advance the interests of Executive Risk Inc. and its stockholders by attracting, retaining and motivating the performance of nonemployee directors of Executive Risk Inc., and to encourage and enable such directors to acquire and retain a proprietary interest in Executive Risk Inc. by ownership of its stock.


                                   ARTICLE II

                                   DEFINITIONS

                  2.1 "Board" means the Board of Directors of the Company.

                  2.2 "Code" means the Internal Revenue Code of 1986, as amended.

                  2.3 "Committee" means the Committee on Directors and Compensation of the Board.

                  2.4 "Common Stock" means the Company's Common Stock, par value $.01 per share.

                  2.5 "Company" means Executive Risk Inc.

                  2.6 "Date of Grant" means the date on which an Option is granted.

                  2.7 " Fair Market Value" means the closing price of the Common Stock on the New York Stock Exchange (or any other stock exchange on which the Common Stock is listed) on the date as of which Fair Market Value is to be determined or, in the absence of any reported sales of Common Stock on such date, on the first preceding date on which any such sale shall have been reported. If the Common Stock is not listed on any stock exchange on the date as of which Fair Market Value is to be determined, the Board shall determine in good faith the fair market value in whatever manner it considers appropriate.
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                  2.8 "Fee Option" means a stock option granted in lieu of
certain directors fees under Article V of the Plan.

                  2.9 "Fees" means the compensation earned by a Nonemployee Director for services rendered by him as a Nonemployee Director as an annual retainer fee or as fees for participating in meetings of the Board or of any standing or special committee of the Board.

                  2.10 "Outside Consultant" means a nationally recognized public accounting or consulting firm or similar entity that is independent of the Company and its affiliates which is appointed by the Board to perform certain calculations and make other determinations in accordance with the terms of the Plan.

                  2.11 "Nonemployee Director" means any current or former member of the Board who is not an officer or employee of the Company.

                  2.12 "Option" means a Fee Option or a Performance Option granted under the Plan.

                  2.13 "Option Price" means the price at which each share of Common Stock subject to an Option may be purchased.

                  2.14 "Optionee" means a person to whom an Option has been granted, which Option has not expired under the Plan.

                  2.15 "Performance Option" means a stock option granted under
Article VI of the Plan based on the financial performance of the Company.

                  2.16 "Permanent and Total Disability" means the inability of an Optionee to perform his duties as a member of the Board by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

                  2.17 "Plan" means this Executive Risk Inc. Nonemployee Directors Stock Option Plan.

                  2.18 "Return on Equity" means, with respect to any company for which Return on Equity is calculated, the income of the company (calculated in accordance with generally accepted accounting principles) for a fiscal year of such company, divided by the average equity of such company's shareholders for such fiscal year (as reported in such company's audited financial statements).


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                  2.19 "Stock Option Agreement" means an agreement between the
Company and an Optionee under which the Optionee may purchase Common Stock under the Plan.


                                   ARTICLE III

                                 ADMINISTRATION

                  Subject to the express provisions of the Plan, the Committee shall have discretionary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement, and to make all determinations necessary or advisable in the administration of the Plan. All such actions and determinations by the Committee shall be conclusively binding for all purposes and upon all persons. Notwithstanding the foregoing or anything elsewhere in the Plan, the Committee shall have no discretionary authority with respect to the determination of the number of shares of Common Stock, the Option Price or the Date of Grant of any Option granted under the Plan. The Committee shall not be liable for any action or determination made in good faith with respect to the Plan, any Option or any Stock Option Agreement entered into hereunder.


                                   ARTICLE IV

                         SHARES OF STOCK SUBJECT TO PLAN

                  4.1 Number of Shares. Subject to adjustment pursuant to the provisions of this Article IV, the maximum number of shares of Common Stock which may be issued and sold hereunder shall be 500,000 shares. Shares of Common Stock issued and sold under the Plan may be either authorized but unissued shares or shares held in the Company's treasury. Shares of Common Stock covered by an Option that shall have been exercised shall not again be available for an Option grant. If an Option shall terminate for any reason without being wholly exercised, the number of shares to which such Option termination relates shall again be available for grant hereunder.

                  4.2 Antidilution. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger or consolidation, or the sale, conveyance, lease or other transfer by the Company of all or substantially all of its property, or any other change in the corporate structure or shares of the Company, pursuant to any of which events the then outstanding shares of Common Stock are split up or combined, or are changed into, become exchangeable at the holder's election for, or entitle the


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holder thereof to, other shares of stock, or in the case of any other transaction described in Section 424(a) of the Code, the Board may proportionately change the number and kind of shares (including by substitution of shares of another corporation) subject to the Options and/or the Option Price of such shares in the manner that it shall deem to be equitable and appropriate.


                                    ARTICLE V

                                   FEE OPTIONS

                  5.1 Grant of Fee Option. Subject to Section 8.4 hereof, as of each Date of Grant (determined under Section 5.2), each Nonemployee Director shall receive a grant of a Fee Option at an Option Price (determined under Section 5.3) to purchase a number of shares of Common Stock (determined under
Section 5.4) in lieu of a portion of his Fees (determined under Section 5.5) which he earned during the calendar quarter ending immediately prior to such Date of Grant.

                  5.2 Fee Option Date of Grant. The Date of Grant of a Fee Option shall be the first business day of the calendar quarter immediately following the calendar quarter during which Fees are earned for a Nonemployee Director.

                  5.3 Fee Option Price. The Option Price of each share of Common Stock subject to a Fee Option shall be 30% of Fair Market Value on the applicable Date of Grant.


                  5.4 Number of Fee Option Shares. The number of shares of Common Stock subject to any Fee Option shall equal "A" divided by "B", rounded to the nearest whole share, where:

         "A" equals the dollar amount of the Nonemployee Director's Fees which were earned during the calendar quarter ending immediately prior to the Date of Grant, times the Conversion Percentage applicable to such Nonemployee Director (determined in accordance with Section 5.5 below); and

         "B" equals the excess of Fair Market Value of the Common Stock on the applicable Date of Grant over the Option Price with respect to a Fee Option (determined under Section 5.3).

                  5.5 Conversion Percentage. The Conversion Percentage applicable to a Nonemployee Director is the percentage of Fees earned by such Nonemployee Director, in lieu of which he shall receive Fee Options, determined in accordance with the following table based on such Nonemployee


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Director's age at the beginning of the calendar year during which such Fees are earned.

         Age at Beginning of Calendar Year  Conversion Percentage
         ---------------------------------  ---------------------
         under age 50                               75 %
         age 50 but under age 60                    50 %
         over age 60                                25 %


                                   ARTICLE VI

                               PERFORMANCE OPTIONS

                  6.1 Grant of Performance Option. As of each Date of Grant (determined under Section 6.2), each Nonemployee Director who was a member of the Board during the last fiscal year of the Company ending prior to the Date of Grant shall receive a grant of a Performance Option at an Option Price (determined under Section 6.3) to purchase a number of shares of Common Stock (determined under Section 6.4).

                  6.2 Performance Option Date of Grant. The Date of Grant of each Performance Option for each year shall be the earlier of the date on which the annual meeting of the stockholders of the Company is held for such year or May 15 of such year.

                  6.3 Performance Option Price. The price of each share of Common Stock subject to a Performance Option shall be Fair Market Value on the Date of Grant.

                  6.4 Number of Performance Option Shares. The number of shares of Common Stock subject to any Performance Option shall equal (i) the Dollar Amount determined in accordance with the following table on the basis of the average Return on Equity of the Company for the three most recently ended fiscal years prior to the applicable Date of Grant, as compared with the average of the Returns on Equity for each of the respective members of the "Peer Group" (defined in Section 6.5 below) for the three most recently ended fiscal years of each such company, divided by (ii) the "Performance Option Value" (defined below) on the last business day before the applicable Date of Grant, rounded to the nearest whole share.


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
         Company Percentile Within Peer Group
         Based on Return on Equity                   Dollar Amount
         ------------------------------------        -------------
              75th percentile or above               $ 18,000
              50th through 74th percentile           $ 12,000
              25th through 49th percentile           $  6,000
              below 25th percentile                  $      0

For purposes of this Section 6.4, "Performance Option Value" means the present value on the Date of Grant of a Performance Option to purchase a share of Common Stock, determined by an Outside Consultant in accordance with the generally accepted principles of the "Black-Scholes" option pricing model adopted for use in valuing employee stock options.

                  Notwithstanding the foregoing, in the case of a Nonemployee Director who was not a member of the Board for the entire fiscal year preceding such Date of Grant, the number of shares of Common Stock subject to his or her Performance Option for such period shall be the product of (i) the number of such shares that would otherwise have been granted to such Nonemployee Director had he or she been a member of the Board for such entire period and (ii) a ratio, the numerator of which is the number of full months of his or her membership on the Board during such fiscal year and the denominator of which is twelve.

                  6.5 Peer Group. The Peer Group shall consist of a group of publicly traded reinsurance companies selected by the Outside Consultant (which selection shall be made prior to the granting of Performance Options under the
Plan) as an appropriate comparison group for evaluating the Return on Equity of the Company, taking into account the following factors: stockholders equity, net income and net written premiums. In the event that any company in the Peer Group at any time ceases to be a publicly traded reinsurance company or otherwise fails to meet the Peer Group standard referred to above, such company shall be promptly deleted from the Peer Group. The Outside Consultant, in its discretion, may also delete any other company from the Peer Group, either permanently or with respect to a limited number of the Company's fiscal years, if, because of any change in the nature of such company's business or its structure or the occurrence of any merger, consolidation, reorganization, recapitalization, tender or exchange offer or other corporate transaction affecting such company, the Outside Consultant believes such company no longer is a suitable referent for evaluating the Return on Equity of the Company. In the event of any such deletion, the Outside Consultant may, in its discretion, replace any such deleted company with one or more additional publicly traded reinsurance companies that meet the foregoing Peer Group standard and that the Outside Consultant deems to be appropriate referents for such evaluation, but any


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such replacement company shall only be included in the Peer Group with respect to fiscal years of the Company beginning after the date that such replacement company is so designated.


                                   ARTICLE VII

                          VESTING AND TERMS OF OPTIONS

                  7.1 Vesting; Term of Option. Each Fee Option and Performance Option shall vest and become exercisable immediately on the Date of Grant of such Option. Notwithstanding the foregoing or anything elsewhere in the Plan to the contrary, an unexercised Option shall expire ten years from the Date of Grant.

                  7.2 Stock Option Agreement. The Company and the Optionee shall execute a Stock Option Agreement which shall set forth such terms and conditions of the Option as may be determined by the Committee to be consistent with the Plan, and which may include additional provisions and restrictions that are not inconsistent with the Plan.

                  7.3 Option Exercise. A vested Option may be exercised in whole or in part at any time, with respect to whole shares only, within the period permitted for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option with respect to a specified number of shares delivered to the Company at its principal office, and payment in full to the Company at said office of the amount of the Option Price for the number of shares of the Common Stock with respect to which the Option is then being exercised. Payment of the Option Price shall be made in cash.

                  7.4 Transferability of Options. All Options shall be nontransferable except (i) upon the Optionee's death, by the Optionee's will or the laws of descent and distribution or (ii) on a case-by-case basis as may be approved by the Committee in its discretion, in accordance with the terms provided below. Each Stock Option Agreement shall provide that the Optionee may, during his lifetime and subject to the prior approval of the Committee at the time of proposed transfer, transfer all or part of the Option to a Permitted Transferee (as defined below), provided that such transfer is made by the Optionee for estate or tax planning purposes or for donative purposes and no consideration (other than nominal consideration) is received by the Optionee therefor. The transfer of an Option shall be subject to such other terms and conditions as the Committee may in its discretion impose from time to time, including a condition that the portion of the Option to be transferred be vested and exercisable by the Optionee at the time of transfer. Subsequent transfers of an Option transferred under this section 7.4. shall be prohibited


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other than by will or the laws of descent and distribution upon the death of the transferee.

                  For purposes hereof, a "Permitted Transferee" shall be any member of the Optionee's immediate family or a charitable institution (each as defined below), or a trust for the exclusive benefit of such immediate family members or charitable institution, or to a partnership, corporation or limited liability company the equity interests of which are owned exclusively by the Optionee and/or one or more members of his immediate family. For purposes of the preceding definition, (i) the "immediate family" of the Optionee shall mean and include the Optionee's spouse, any descendant of the Optionee or his spouse (including descendants by adoption), and any descendant of either parent of the Optionee (including descendants by adoption), and (ii) a "charitable institution" shall mean and include any organization described in each of sections 170(b)(1)(A), 170(c), 2055(a) and 2522(a) of the Code, as well as any charitable remainder trust created under section 664 of the Code, the income beneficiary of which is a member of the Optionee's immediate family or a trust or other entity described above in this Section 7.4.

                                  ARTICLE VIII

                             TERMINATION OF SERVICE

                  8.1 Death. If an Optionee shall die at any time after the Date of Grant and while he is a member of the Board, the executor or administrator of the estate of the decedent, or the person or persons to whom an Option shall have been validly transferred in accordance with Section 7.4 hereof pursuant to will or the laws of descent and distribution, shall have the right, during the period ending three years after the date of the Optionee's death (subject to Section 7.1 hereof concerning the maximum term of an Option), to exercise the Optionee's Option to the extent that it shall not have been previously exercised.

                  8.2 Disability. If an Optionee's service as a member of the Board shall be terminated as a result of his Permanent and Total Disability at any time after the Date of Grant of an Option, the Optionee (or in the case of an Optionee who is legally incapacitated, his guardian or legal representative) shall have the right, during a period ending three years after the date of his termination as a member of the Board (subject to Section 7.1 hereof concerning the maximum term of an Option), to exercise such Option to the extent that it shall not have been previously exercised.

                  8.3 Other Termination of Service. If an Optionee's service as a member of the Board shall be terminated for any reason other than death, Permanent and Total Disability or


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removal for cause, the Optionee shall have the right, during the period ending three years after such termination (subject to Section 7.1 hereof concerning the maximum term of an Option), to exercise such Option to the extent that it shall not have been previously exercised.

                  8.4 Termination of Plan Participation. Notwithstanding anything elsewhere in the Plan to the contrary, a Nonemployee Director's eligibility for grants of Fee Options under the Plan shall cease as of the date on which his services as a member of the Board terminate. The Fee for any Nonemployee Director whose Board membership terminates at any time after such Fee is earned by such Nonemployee Director, but before the Date of Grant relating to such Fee Option, shall be paid in cash.

                  8.5 Removal for Cause. If an Optionee shall be removed from the Board for cause, the Optionee's right to exercise any unexercised portion of his Option shall immediately terminate and all rights thereunder shall cease. An Optionee shall be considered to have been removed for "cause" for purposes of this Section 8.5 when he shall have been removed from the Board by the stockholders of the Company for cause in accordance with applicable state law and the Certificate of Incorporation and By-Laws of the Company.


                                   ARTICLE IX

                               STOCK CERTIFICATES

                  9.1 Issuance of Certificates. Subject to Section 9.2 hereof, the Company shall issue a stock certificate in the name of the Optionee (or other person exercising the Option in accordance with the provisions of the
Plan) for the shares of Common Stock purchased by exercise of an Option as soon as practicable after due exercise and payment of the aggregate Option Price for such shares.

                  9.2 Conditions. The Company shall not be required to issue or deliver any certificate for shares of Common Stock purchased upon the exercise of any Option granted hereunder or any portion thereof prior to fulfillment of all of the following conditions:

                  (a) The completion of any registration or other qualification of such shares, under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Board shall in its sole discretion deem necessary or advisable;


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                  (b) The obtaining of any approval or other clearance from any federal or state governmental agency that the Board shall in its sole discretion determine to be necessary or advisable;

                  (c) The lapse of such reasonable period of time following the exercise of the Option as the Board from time to time may establish for reasons of administrative convenience;

                  (d) Satisfaction by the Optionee of any applicable withholding taxes or other withholding liabilities; and

                  (e) If required by the Board, in its sole discretion, the receipt by the Company from an Optionee of (i) a representation in writing that the shares of Common Stock received upon exercise of an Option are being acquired for investment and not with a view to distribution and (ii) such other representations and warranties as are deemed necessary by counsel to the Company.

                  9.3 Legends. The Company reserves the right to legend any certificate for shares of Common Stock, conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations.


                                    ARTICLE X

                            TERMINATION AND AMENDMENT

                  10.1 Termination. The Plan shall terminate on March 22, 2004. The Board may, in its sole discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall in any manner affect any Option theretofore granted without the consent of the Optionee or the permitted transferee of the Option.

                  10.2 Amendment. The Board may at any time and from time to time and in any respect, amend or modify the Plan; provided, however, that (i) the Board may not act more than once every six months to amend the provisions of the Plan relating to the determination of the number of shares of Common Stock, the Option Price or the Date of Grant of any Option under the Plan; and (ii) the approval of the Company's stockholders will be required for any amendment that
(a) changes the class of persons eligible for the grant of Options; or (b) increases (other than as described in Section 4.2) the maximum number of shares of Common Stock subject to Options granted under the Plan, as specified in
Section 4.1 hereof. Any such approval shall be by the affirmative votes of the stockholders of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with applicable state law and the Certificate of Incorporation and


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By-Laws of the Company. The Committee may at any time and from time to time amend or modify the Plan to the extent that any such amendment or modification is not of a nature described in the proviso contained in the first sentence hereof. Notwithstanding the foregoing, no amendment or modification of the Plan shall in any manner affect any Option theretofore granted without the consent of the Optionee or the permitted transferee of the Option.


                                   ARTICLE XI

                                  MISCELLANEOUS

                  11.1 Service on Board. Nothing in the Plan, in the grant of any Option or in any Stock Option Agreement shall confer upon any Nonemployee Director the right to continue service as a member of the Board.

                  11.2 Rights as Shareholder. An Optionee or the permitted transferee of an Option shall have no rights as a shareholder with respect to any shares subject to such Option prior to the purchase of such shares by exercise of such Option as provided herein. Nothing contained herein or in the Stock Option Agreement relating to any Option shall create an obligation on the part of the Company to repurchase any shares of Common Stock purchased hereunder.

                  11.3 Plan Binding on Successors. The Plan shall be binding upon the Company, its successors and assigns, and the Optionee, his executor, administrator and permitted transferees.

                  11.4 Construction and Interpretation. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

                  11.5 Severability. If any provision of the Plan or any Stock Option Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

                  11.6 Governing Law. The validity and construction of this Plan and of the Stock Option Agreements shall be governed by the laws of the State of Delaware.


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                  The Executive Risk Inc. Nonemployee Directors Stock Option
Plan was duly adopted and approved by the Board of Directors of Executive Risk Inc. on the 30th day of December, 1993, and the two amendments and restatements thereof were duly adopted and approved by the Board of Directors of Executive Risk Inc. on the 1st day of August, 1995 and as of the 15th day of August 1996, respectively.




                              --------------------------------------------------
                              Secretary of Executive Risk Inc.










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